Exhibit 99.1

TRANSOCEAN LTD.

STATUTORY FINANCIAL STATEMENTS
For the years ended December 31, 2013 and 2012

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Ernst & Young Ltd Maagplatz 1 P.O. Box CH-8010 Zurich

To the Annual General Meeting of
Transocean Ltd., Steinhausen
Zurich, February 26, 2014

Report of the statutory auditor on the financial statements

As statutory auditor, we have audited the financial statements of Transocean Ltd., which comprise the statement of operations, balance sheet and notes (pages SR-2 to SR-15), for the year ended December 31, 2013.

Board of Directors’ responsibility

The Board of Directors is responsible for the preparation of the financial statements in accordance with the requirements of Swiss law and the company’s articles of incorporation. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error. The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Swiss law and Swiss Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers the internal control system relevant to the entity’s preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control system. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements for the year ended December 31, 2013 comply with Swiss law and the company’s articles of incorporation.

Report on other legal requirements

We confirm that we meet the legal requirements on licensing according to the Auditor Oversight Act (AOA) and independence (article 728 CO and article 11 AOA) and that there are no circumstances incompatible with our independence.

In accordance with article 728a paragraph 1 item 3 CO and Swiss Auditing Standard 890, we confirm that an internal control system exists, which has been designed for the preparation of financial statements according to the instructions of the Board of Directors.

We further confirm that the proposed appropriation of available earnings (pages SR-16 to SR-17) complies with Swiss law and the company’s articles of incorporation.  We recommend that the financial statements submitted to you be approved.

Ernst & Young Ltd

/s/ Robin Errico	/s/ Jolanda Dolente
Licensed audit expert	Licensed audit expert
(Auditor in charge)

TRANSOCEAN LTD.
STATEMENTS OF OPERATIONS
(In thousands)

	Years ended December 31,
	2013		2012
Income
Income from affiliates	chf	16,451	chf	—
Interest income		14		49
Total income		16,465		49

Costs and expenses
General and administrative expense		38,642		51,632
Depreciation expense		247		268
Interest expense		13,680		11,707
Total costs and expenses		52,569		63,607

Currency exchange gain (loss)		6,429		(7,649)

Net loss	chf	(29,675)	chf	(71,207)

See accompanying notes.

TRANSOCEAN LTD.
BALANCE SHEETS
(in thousands)

	December 31,
	2013		2012
Assets
Cash	chf	3,950	chf	21,605
Receivables from affiliates		17,138		11,272
Trade and other current assets		1,948		2,712
Total current assets		23,036		35,589

Property and equipment		1,191		1,222
Less accumulated depreciation		1,023		808
Property and equipment, net		168		414

Investment in affiliates		17,436,710		17,436,710
Own shares		256,949		256,949
Other non-current assets		77		78
Total assets	chf	17,716,940	chf	17,729,740

Liabilities and shareholders’ equity
Accounts payable to affiliates	chf	—	chf	876
Interest payable to affiliates		4,223		2,643
Distribution payable		180,737		—
Trade and other current liabilities		28,341		11,529
Total current liabilities		213,301		15,048

Long-term note payable to affiliates		1,100,930		542,512
Other non-current liabilities		—		1,737
Total non-current liabilities		1,100,930		544,249

Share capital		5,607,459		5,607,459
Legal reserves
General legal reserves—reserve from capital contribution		9,552,457		11,165,400
Reserve for treasury shares—reserve from capital contribution		325,189		307,300
Free reserves
Dividend reserve from capital contribution		856,995		—
Retained earnings
Earnings brought forward from previous years		90,284		161,491
Net loss for the period		(29,675)		(71,207)
Total shareholders’ equity		16,402,709		17,170,443
Total liabilities and shareholders’ equity	chf	17,716,940	chf	17,729,740

See accompanying notes.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS

Note 1—General

Transocean Ltd. (the “Company”, the “Group”, “we”, “us”, or “our”) is the parent company of Transocean Inc., Transocean Management Ltd., and Transocean Services AS, our wholly-owned subsidiaries.  Transocean Ltd. is registered with the commercial register in the canton of Zug, and its stock is listed on the New York Stock Exchange and on the SIX Swiss Exchange.

Note 2—Significant Accounting Policies

Presentation—We prepare our unconsolidated statutory financial statements in accordance with Swiss law by applying the requirements of the Swiss Code of Obligations.  The statutory financial statements are of overriding importance for the purpose of the economic and financial assessment of the Company.

Foreign currency—We maintain our accounting records in United States (“U.S.”) dollars and translate them into Swiss francs for statutory reporting purposes.  We translate into Swiss francs our assets and liabilities that are denominated in foreign currencies using the year-end currency exchange rates, except prior-year transactions for our investments in affiliates and our equity, which are translated at historical exchange rates.  We translate into Swiss francs our income statement transactions that are denominated in foreign currencies using the average currency exchange rates for the year.

Our principal exchange rates were as follows:

	Average exchange rates for the years ended December 31,		Exchange rates at December 31,
	2013	2012	2013	2012
CHF / USD	0.93	0.94	0.89	0.91
CHF / GBP	1.45	1.48	1.48	1.48
CHF / NOK	0.16	0.16	0.15	0.17

We recognize realized currency exchange gains and losses arising from business transactions and net unrealized currency exchange losses in current period earnings.  We defer net unrealized currency exchange gains and record such deferred gains in other current liabilities.

Cash—Our cash balances, denominated in Swiss francs and U.S. dollars, include cash deposited in demand bank accounts, money market investment accounts and other liquid investments and interest earned on such cash balances.

Current assets and liabilities—We record current assets at historical cost less adjustments for impairment of value and current liabilities at historical cost.

Property and equipment—We record property and equipment at historical cost net of accumulated depreciation.  We generally recognize depreciation expense using the straight-line method.  Our property and equipment primarily consists of office equipment that has estimated original useful lives of four years.

Investments in affiliates—We record our investments in affiliates at acquisition cost less adjustments for impairment of value.  We evaluate our investments in affiliates for impairment at least annually and when we identify indicators that the carrying amount of such assets exceeds the fair value.

Note 3—Investment in Affiliates

Our direct investments in affiliates were as follows (in thousands, except percentages and share capital):

Company name	Purpose	Domicile	Ownership interest	Share capital		Investment at December 31,
						2013		2012
Transocean Inc.	Holding	Cayman Islands	100%	usd	0.01	chf	16,476,108	chf	16,476,108
Transocean Management Ltd.	Management and administration	Geneva, Switzerland	90%	chf	100.00	chf	90	chf	90
Transocean Services AS	Management and administration	Norway	99%	nok	100.00	chf	960,512	chf	960,512

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

Our principal indirect investments in affiliates were as follows:

Company name	Purpose	Domicile	Ownership interest
Global Marine Inc.	Leasing / operating	United States	100%
GSF Leasing Services GmbH	Leasing	Zug, Switzerland	100%
Sedco Forex Holdings Limited	Leasing / operating	Cayman Islands	100%
Sedco Forex International Inc.	Leasing / operating	Panama	100%
Transocean Drilling Offshore S.a.r.l	Leasing / operating	Luxembourg	100%
Transocean Financing GmbH	Financing	Zug, Switzerland	100%
Transocean Hungary Holdings LLC	Leasing / operating	Hungary	100%
Transocean Norway Drilling AS	Holding	Norway	100%
Transocean Offshore Deepwater Drilling Inc.	Leasing / operating	United States	100%
Transocean Offshore Holdings Limited	Holding	Cayman Islands	100%
Transocean Offshore International Ventures Limited	Leasing / operating	Cayman Islands	100%
Transocean Entities Holdings GmbH	Holding	Zug, Switzerland	100%
Transocean Worldwide Inc.	Holding	Cayman Islands	100%
Triton Asset Leasing GmbH	Leasing	Zug, Switzerland	100%
Triton Hungary Investments 1 LLC	Holding	Hungary	100%
Triton Nautilus Asset Leasing GmbH	Leasing	Zug, Switzerland	100%

Note 4—Own Shares

Overview—The following is a summary of changes in the registered shares (i) that were repurchased under our share repurchase program for cancellation purposes and (ii) held by Transocean Inc., to satisfy obligations under our share-based compensation plans (in thousands, except percentages):

	Treasury shares	Total shares issued		Percentage of issued
Balance at December 31, 2011	15,319	365,135		4.20%
Transfers under share-based compensation plans	(1,004)
Balance at December 31, 2012	14,315	373,831	(a)	3.83%
Transfers under share-based compensation plans	(1,258)
Balance at December 31, 2013	13,057	373,831		3.49%
____________________________________________
(a)	Total shares issued included the additional 8.7 million authorized share capital increased in May 2012.

Share repurchase program—In May 2009, at our annual general meeting, our shareholders approved and authorized our board of directors, at its discretion, to repurchase an amount of our shares for cancellation with an aggregate purchase price of up to CHF 3.5 billion, which is equivalent to approximately USD 3.9 billion, using a currency exchange rate of USD 1.00 to CHF 0.89 as of the close of trading on December 31, 2013.  In the years ended December 31, 2013 and 2012, we did not repurchase any shares under the share repurchase program.  At December 31, 2013 and 2012, we held 2.9 million of our shares, repurchased under the share repurchase program, with an aggregate carrying amount of CHF 257 million.  The carrying amount of these shares is recorded at historical cost because we have designated these shares to be cancelled.

Shares held by subsidiary—Transocean Inc. holds our shares to satisfy our obligations to deliver shares in connection with awards granted under our incentive plans or other rights to acquire our shares.  We record transfers of such shares at historical cost.  In the years ended December 31, 2013 and 2012, we transferred 1.3 million and 1.0 million shares, respectively, from the treasury shares held by Transocean Inc. to satisfy obligations under our share-based compensation plans.  In the years ended December 31, 2013 and 2012, we received cash proceeds of CHF 4 million and CHF 9 million, respectively, in connection with treasury shares transferred in exchange for options exercised under our share-based compensation plans.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

Note 5—Shareholders’ Equity

Changes in our shareholder’s equity were as follows (in thousands):

	Share capital			Legal reserves				Free reserves
	Shares	Amount		General legal reserves – reserve from capital contribution		Reserve for treasury shares – reserve from capital contribution (a)		Dividend reserve from capital contribution		Retained earnings		Total shareholders’ equity
Balance at December 31, 2011	365,135	chf	5,477,029	chf	9,882,947	chf	295,100	chf	1,001,667	chf	161,491	chf	16,818,234
Share issuance for exercised options	8,696		130,430		286,860		—		—		—		417,290
Treasury share repurchases	—		—		(12,200)		12,200		—		—		—
Transfer from distribution payable	—		—		—		—		6,126		—		6,126
Transfer to general reserves	—		—		1,007,793		—		(1,007,793)		—		—
Net loss	—		—		—		—		—		(71,207)		(71,207)
Balance at December 31, 2012	373,831		5,607,459		11,165,400		307,300		—		90,284		17,170,443
Share issuance for option exercise	—		—		—		—		—		—		—
Treasury share repurchases	—		—		(17,889)		17,889		—		—		—
Transfer to free reserve – dividend reserve from capital contribution	—-		—-		(1,595,054)		—		1,595,054		—		—
Distribution payable	—		—		—		—		(738,059)		—		(738,059)
Net loss	—		—		—		—		—		(29,675)		(29,675)
Balance at December 31, 2013	373,831	chf	5,607,459	chf	9,552,457	chf	325,189	chf	856,995	chf	60,609	chf	16,402,709
____________________________________________
(a)
The reserve for treasury shares represents the aggregate cost of treasury shares held directly by Transocean Ltd. and indirectly by Transocean Inc.  During the years ended December 31, 2013 and 2012, in connection with shares awarded under share-based compensation plans for our employees, Transocean Inc. purchased 384,758 and 269,082 treasury shares, with aggregate values of CHF 17.9 million and CHF 12.2 million, respectively.  See Note 4—Own Shares.

Authorized share capital—In May 2011, at the annual general meeting, our shareholders approved an authorized share capital in the amount of CHF 1.0 billion, authorizing the issuance of a maximum of 67.0 million fully paid-in shares with a par value of CHF 15 per share.  On May 31, 2012, we issued 8.7 million shares to Transocean Pacific Drilling Holdings Limited for delivery to Quantum Pacific Management Limited in exchange for its 50 percent ownership interest in Transocean Pacific Drilling Inc.  At December 31, 2012, the authorized share capital was CHF 427 million, authorizing the issuance of a maximum 28.5 million fully paid-in shares with a par value of CHF 15 per share.  The right to issue shares out of the authorized share capital expired May 31, 2013.

Conditional share capital—Our articles of association provide for conditional share capital that permits us to issue up to 167.6 million additional registered shares without obtaining additional shareholder approval.  The conditional shares may be issued under the following circumstances:

(1)
through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations convertible into or exercisable or exchangeable for our registered shares or the shares of one of our group companies or any of their respective predecessors; or

(2)	in connection with the issuance of registered shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to us.

In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations that are convertible into, exercisable for or exchangeable for our registered shares, our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders under certain circumstances.

Distributions to shareholders—In May 2013, at our annual general meeting, our shareholders approved a distribution of qualifying general legal reserves in the form of a U.S. dollar denominated dividend of USD 2.24 per outstanding share, payable in four installments of USD 0.56 per outstanding share, subject to certain limitations.  In May 2013, we transferred CHF 1.6 billion from general legal reserves—reserve from capital contribution to free reserves—dividend reserve from capital contribution, and we recognized a distribution payable of CHF 738 million, with the corresponding entry to free reserves—dividend reserve from capital contribution.  On June 19, 2013, September 18, 2013 and December 18, 2013, we paid the first three installments, in the aggregate amount of CHF 557 million, to shareholders of record as of May 31, 2013, August 23, 2013 and November 15, 2013, respectively.  At December 31, 2013, the carrying amount of the unpaid distribution payable was CHF 181 million.

In May 2011, at our annual general meeting, our shareholders approved a distribution of qualifying general legal reserves in the form of a U.S. dollar denominated dividend of USD 3.16 per outstanding share, payable in four installments of USD 0.79 per outstanding share, subject to certain limitations.  On March 21, 2012, we paid the final installment of CHF 253 million and transferred the remaining CHF 6.1 million from distribution payable to free reserves—dividend reserve from capital contribution.  We transferred the remaining CHF 1.0 million that was not used for the distribution installments from the free reserves—dividend reserve from capital contribution to general legal reserves—reserve from capital contribution.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

Note 6—Share Ownership

Significant shareholders—Certain significant shareholders have reported to us that they held, directly or through their affiliates, the following beneficial interests in excess of 5 percent of our issued share capital (in thousands, except percentages):

	December 31, 2013
Name	Number of shares	Percentage of issued share capital
BlackRock, Inc.	22,602	6.05%
Franklin Resources, Inc.	22,163	5.93%
Mr. Carl C. Icahn	21,483	5.75%

Further, we agreed with Carl Icahn and certain investment funds managed by Mr. Icahn (collectively, the “Icahn Group”) to make certain proposals for approval by the shareholders at the 2014 annual general meeting.  These proposals relate to the 2014 dividend distribution, Icahn Group designated board nominees, and an amendment to our articles of association regarding the maximum number of our board of directors.  The Icahn Group committed to certain standstill restrictions and to vote in favor of the Company's slate of director nominees and certain other proposals our Board of Directors may recommend at the 2014 annual general meeting.  At December 31, 2013, collectively, Transocean Ltd., (directly and indirectly through Transocean Inc.), and the Icahn Group, held 34.6 million shares, representing 9.26 percent of the issued share capital.  Under Swiss law, the 13.1 million shares held by Transocean Ltd., directly and indirectly through Transocean Inc., constitute own shares.  Voting rights attached to own shares cannot be exercised at the Company’s general meetings.

As of December 31, 2012, we had no shareholders that, to our knowledge, were beneficial owners of more than 5 percent of the Company's issued share capital.

Shares held by board members—The members of our board of directors held our shares as follows:

	December 31, 2013		December 31, 2012
Name	Vested and unvested deferred units and restricted shares (a)	Stock options and stock appreciation rights	Vested and unvested deferred units and restricted shares (a)	Stock options and stock appreciation rights
Ian C. Strachan	37,751	—	29,535	5,635
Glyn Barker	10,502	—	5,742	—
Jagjeet Bindra	14,270	—	9,510	—
Thomas W. Cason	33,278	15,280	28,518	20,374
Vanessa C.L. Chang	10,702	—	5,942	—
Frederico F. Curado	4,760	—	—	—
Chad Deaton	11,502	—	6,742	—
Tan Ek Kia	14,270	—	9,510	—
Steve Lucas	14,270	—	9,510	—
Martin B. McNamara	53,023	—	44,807	5,635
Samuel Merksamer	4,760	—	—	—
Edward R. Muller	29,792	13,370	25,032	13,370
Steven L. Newman	249,358	495,276	193,972	371,764
Robert M. Sprague	29,421	—	24,661	—
J. Michael Talbert (b)	—	—	25,447	—
Total	517,659	523,926	418,928	416,778
____________________________________________
(a)	Includes shares held privately, shares held in the U.S. retirement savings plan, and shares subject to deferred compensation.

(b)	Mr. Talbert was not reelected to the board of directors at our 2013 annual general meeting and was not required to report beneficial ownership at December 31, 2013.

Shares held by the executive management team—On December 3, 2013, in accordance with its authority under our articles of association and our organizational regulations, our board of directors designated the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and the Executive Vice President and Chief Operating Officer as the members of our executive management team pursuant to the company’s organizational regulations.  Pursuant to our board of directors’ previous determination, all officers who meet the definition of officers under Section 16 of the U.S. Securities and Exchange Act of 1934, as amended (the “Exchange Act”), were members of our executive management team.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

The members of our executive management team held our shares and the conditional rights to receive shares under our share-based compensation plans as follows:

	December 31, 2013
Name	Number of shares held (a)	Number of granted shares vesting in 2014 (b)	Number of granted shares vesting in 2015 (b)	Number of granted shares vesting in 2016 (b)	Total shares
Steven L. Newman	57,066	97,494	79,458	15,340	249,358
Esa Ikäheimonen	14,089	10,715	26,694	5,327	56,825
John Stobart	5,412	11,834	26,217	4,794	48,257
Total	76,567	120,043	132,369	25,461	354,440
____________________________________________
(a)	The number of shares held includes privately held shares, U.S. retirement savings plan shares and employee stock purchase plan shares.

(b)
The number of granted shares vesting in the years ending December 31, 2014, 2015 and 2016 represents the vesting of previously granted time-based deferred units and market-based contingent deferred units.

	December 31, 2012
Name	Number of shares held (a)	Number of granted shares vesting in 2013 (b)	Number of granted shares vesting in 2014 (b)	Number of granted shares vesting in 2015 (b)	Total shares
Steven L. Newman	36,564	57,156	82,154	18,098	193,972
Esa Ikäheimonen	—	5,389	5,389	5,389	16,167
Ihab Toma	13,262	17,260	23,203	5,246	58,971
John Stobart	—	7,041	7,041	7,042	21,124
Allen Katz	—	10,776	10,776	10,776	32,328
David Tonnel	10,058	11,679	14,069	3,148	38,954
Ricardo H. Rosa (c) (d)	—	2,808	—	—	2,808
Robert S. Shaw (c) (d)	—	755	—	—	755
Nick Deeming (c) (d)	—	3,919	3,739	—	7,658
Gregory L. Cauthen (c)	—	17,536	17,538	17,538	52,612
Total	59,884	134,319	163,909	67,237	425,349
____________________________________________
(a)	The number of shares held includes privately held shares, U.S. retirement savings plan shares and employee stock purchase plan shares.

(b)
The number of granted shares vesting in the years ending December 31, 2014, 2015 and 2016 represents the vesting of previously granted time-based deferred units and market-based contingent deferred units, which will vest in the years ending December 31, 2013, 2014, and 2015.

(c)	The number of shares held by Mr. Rosa, Mr. Shaw, Mr. Deeming, and Mr. Cauthen are not presented since they were no longer our employees as of December 31, 2012.

(d)
The number of granted shares vesting for Mr. Rosa and Mr. Shaw in the year ending December 31, 2013 and to Mr. Deeming in the years ending December 31, 2013 and 2014 are contingent deferred units that will not vest until the respective stated performance periods are complete.

Stock options held by members of the executive management team—The members of our executive management team held vested and unvested stock options as follows:

	December 31, 2013
Name	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2014	Number of granted stock options vesting in 2015	Number of granted stock options vesting in 2016	Total vested and unvested stock options
Steven L. Newman	264,394	104,458	85,253	41,171	495,276
Esa Ikäheimonen	—	14,295	14,295	14,296	42,886
John Stobart	—	12,865	12,866	12,866	38,597
Total	264,394	131,618	112,414	68,333	576,759

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

	December 31, 2012
Name	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2013	Number of granted stock options vesting in 2014	Number of granted stock options vesting in 2015	Total vested and unvested stock options
Steven L. Newman	179,881	84,513	63,288	44,082	371,764
Esa Ikäheimonen	—	—	—	—	—
Ihab Toma	21,075	21,859	17,143	12,777	72,854
John Stobart	—	—	—	—	—
Allen Katz	—	—	—	—	—
David Tonnel	26,065	14,507	10,577	7,667	58,816
Ricardo H. Rosa (a)	50,298	10,261	4,366	—	64,925
Robert S. Shaw	1,309	—	—	—	1,309
Nick Deeming	4,365	—	—	—	4,365
Gregory L. Cauthen	6,593	—	—	—	6,593
Total	289,586	131,140	95,374	64,526	580,626
____________________________________________
(a)	The stock options awarded to Mr. Rosa in the years ended December 31, 2010 and 2011 will continue to vest in the years ending December 31, 2013 and 2014 in accordance with his separation agreement.

Note 7—Board of Directors’ Compensation

Our non-employee directors were eligible to receive compensation as follows:

	Year ended December 31, 2013				Year ended December 31, 2012
	Payment currency		Swiss franc equivalent		Payment currency		Swiss franc equivalent
Annual retainer for non-executive chairman (a) (b)	usd	265,000	chf	246,450	usd	265,000	chf	248,480
Annual retainer for non-employee directors (b)		90,000		83,700		90,000		84,389
Annual award of deferred units		260,000		252,200		260,000		245,814

Additional annual retainer for committee chairmen:
Audit committee		35,000		32,550		35,000		32,818
Executive compensation committee		20,000		18,600		20,000		18,753
Corporate governance committee, finance and benefits committee, and health, safety and environment committee		10,000		9,300		10,000		9,377

Board meeting attendance fee (c)		2,500		2,325		2,500		2,344
Committee meeting attendance fee (d)		2,500		2,325		2,500		2,344
____________________________________________
(a)
The annual retainer for our non-executive chairman is paid in lieu of the annual retainer paid to other non-employee directors and is prorated for a year in which the non-executive chairman serves as such for a partial year.

(b)
We pay our non-executive chairman and non-executive directors in U.S. dollars in quarterly installments in quarters for which the director has served.  The Swiss franc equivalent amounts presented above reflect changes that resulted from translation of the U.S. dollar amounts for presentation in the statutory financial statements.

(c)	The board meeting attendance fee is only paid for board member attendance at meetings in excess of the four regularly scheduled board meetings.

(d)	The committee meeting attendance fee is only paid for committee member attendance at meetings in excess of four regularly scheduled committee meetings.

In addition to the directors’ compensation, we pay or reimburse our directors for travel and incidental expenses incurred for attending board, committee and shareholder meetings and for other company-related business purposes.  Directors who are our employees do not receive compensation for board service.  With the exception of Steven L. Newman, all of the directors on our board of directors are non-employees and receive compensation.

At our board meeting held immediately after the 2013 annual general meeting of our shareholders, the board granted 4,760 deferred units with an aggregate value of CHF 252,200, equivalent to CHF 52.98 per deferred unit, to each non-employee director based on the average of the high and low market prices of our shares for the 10 trading days immediately prior to the date of our board meeting.  The deferred units vest on the first anniversary of the date of grant.  The deferred units are not subject to any performance measures.  Each director may elect to receive the vested units, or the shares attributable to such vested units, upon vesting or to have the company hold such vested units, or shares attributable to such vested units, until the director no longer serves on the board.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

We paid our non-employee directors total compensation as follows:

	Year ended December 31, 2013							Year ended December 31, 2012
Name and function	Total compensation (a)		Fees earned (b)		Deferred units (value) (c)		Deferred units (units)	Total compensation (a)		Fees earned (b)		Deferred units (value) (c)		Deferred units (units)
Ian C. Strachan (d) Chairman of the board since May 17, 2013; chairman of the finance committee up to May 17, 2013; member of the corporate governance committee from May 18, 2012 to May 17, 2013; member of the audit committee up to May 18, 2012	chf	496,849	chf	244,649	chf	252,200	4,760	chf	362,194	chf	116,380	chf	245,814	5,742
Glyn Barker Member of the board; member of the audit and finance committees since May 18, 2012		367,918		115,718		252,200	4,760		305,242		59,428		245,814	5,742
Jagjeet Bindra Member of the board; member of the corporate governance and health, safety and environment committees		367,496		115,296		252,200	4,760		337,683		91,869		245,814	5,742
Thomas W. Cason Member of the board; member of the audit committee; chairman of the audit committee up to May 18, 2012; member of the finance committee since May 18, 2012		390,809		138,609		252,200	4,760		370,112		124,298		245,814	5,742
Vanessa C.L. Chang Member of the board; member of the audit and finance committees since May 18, 2012		370,908		118,708		252,200	4,760		302,898		57,084		245,814	5,742
Frederico F. Curado Member of the board; member of the executive compensation and health, safety and environment committees since May 17, 2013		316,484		64,284		252,200	4,760		—		—		—	—
Chad Deaton Member of the board; member of the audit committee since May 18, 2012; member of the corporate governance committee since May 17, 2013; member of the health, safety and environment committee from May 18, 2012 to May 17, 2013		368,583		116,383		252,200	4,760		305,242		59,428		245,814	5,742
Tan Ek Kia Member of the board; chairman of the executive compensation committee since May 17, 2013 and a prior member of such committee; member of the health, safety and environment committee since May 13, 2011		383,745		131,545		252,200	4,760		344,715		98,901		245,814	5,742
Steve Lucas Member of the board; chairman of the audit committee since May 18, 2012 and a prior member of such committee; member of the finance committee		407,021		154,821		252,200	4,760		367,345		121,531		245,814	5,742
Martin B. McNamara Member of the board and chairman of the corporate governance committee; member of the executive compensation committee		405,803		153,603		252,200	4,760		366,882		121,068		245,814	5,742
Samuel Merksamer Member of the board; member of the finance and health, safety and environment committees since May 17, 2013		314,159		61,959		252,200	4,760		—		—		—	—
Edward R. Muller Member of the board; chairman of the finance committee since May 17, 2013; member of the corporate governance committee; chairman of the executive compensation committee up to May 17, 2013		400,109		147,909		252,200	4,760		372,456		126,642		245,814	5,742
Robert M. Sprague Member of the board; chairman of the health, safety and environment committee; member of the executive compensation committee		403,478		151,278		252,200	4,760		366,882		121,068		245,814	5,742
J. Michael Talbert (d) Former chairman of the board until May 17, 2013		127,875		127,875		—	—		511,037		265,223		245,814	5,742
Total	chf	5,121,237	chf	1,842,637	chf	3,278,600	61,880	chf	4,312,688	chf	1,362,920	chf	2,949,768	68,904
____________________________________________
(a)	Total compensation for board membership.

(b)	Fees earned, including retainer fees, meeting fees, and dividends earned on shares.

(c)	The fair value of deferred units was based on the market price of our shares on the grant date.

(d)	Mr. Strachan replaced J. Michael Talbert who was not re-elected at the 2013 annual general meeting.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

Note 8—Executive Management Team Compensation

On December 3, 2013, in accordance with its authority under our articles of association and our organizational regulations, our board of directors designated the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and the Executive Vice President and Chief Operating Officer as the members of our executive management team pursuant to the company’s organizational regulations.  Pursuant to our board of directors’ previous determination, all officers who meet the definition of officers under Section 16 of the Exchange Act were members of our executive management team.

We paid the members of our executive management team total compensation as follows:

	Year ended December 31, 2013						Year ended December 31, 2012
Name and function	Total salary and other non share-based compensation		Total share-based compensation		Total compensation		Total salary and other non share-based compensation		Total share-based compensation		Total compensation
Steven L. Newman President and Chief Executive Officer since March 1, 2010; and member of the board since May 14, 2010	chf	4,851,722	chf	7,702,418	chf	12,554,140	chf	3,609,175	chf	7,987,650	chf	11,596,825
Esa Ikäheimonen (a) Executive Vice President and Chief Financial Officer since November 15, 2012		2,289,252		2,674,429		4,963,681		596,907		681,100		1,278,007
John Stobart Executive Vice President and Chief Operating Officer since October 1, 2012		2,152,551		2,406,967		4,559,518		619,186		915,485		1,534,671
Allen Katz (b) (e) Senior Vice President and Interim General Counsel since November 17, 2012		1,100,117		—		1,100,117		131,931		1,345,277		1,477,208
David Tonnel (c) (e) Senior Vice President, Finance and Controller since March 1, 2012		884,291		1,283,731		2,168,022		1,050,259		1,389,147		2,439,406
Ihab Toma (d) (e) Executive Vice President and Chief of Staff from October 1, 2012 to December 31, 2013; Executive Vice President, Operations from August 17, 2011 to October 1, 2012; Executive Vice President, Global Business from August 16, 2010 to August 16, 2011		1,948,365		2,139,521		4,087,886		1,713,814		2,315,269		4,029,083
Gregory L. Cauthen (a) (c) Executive Vice President and Interim Chief Financial Officer from January 9, 2012 to November 15, 2012		—		—		—		1,191,206		2,084,513		3,275,719
Nick Deeming (b) Senior Vice President, General Counsel and Assistant Corporate Secretary from February 7, 2011to October 23, 2012		—		—		—		2,695,007		2,315,269		5,010,276
Ricardo H. Rosa (a) Executive Vice President and Chief Financial Officer from August 17, 2011 to January 9, 2012; Senior Vice President and Chief Financial Officer until August 16, 2011		—		—		—		1,239,274		—		1,239,274
Robert S. Shaw (c) Vice President and Controller from December 1, 2011 to January 25, 2012		—		—		—		518,417		—		518,417
Total	chf	13,226,298	chf	16,207,066	chf	29,433,364	chf	13,365,176	chf	19,033,710	chf	32,398,886
____________________________________________
(a)
Effective January 9, 2012, Mr. Rosa resigned from his position as Executive Vice President and Chief Financial Officer and subsequently retired, effective April 30, 2012.  Effective January 9, 2012 until November 15, 2012, Mr. Cauthen served as Interim Chief Financial Officer.  Effective November 15, 2012, Mr. Ikäheimonen accepted his appointment as Executive Vice President and Chief Financial Officer.

(b)
Effective October 23, 2012, Mr. Deeming resigned from his position as Senior Vice President and General Counsel.  Effective November 17, 2012, and until a replacement is named, Mr. Katz accepted his appointment as Interim General Counsel.

(c)
Effective January 25, 2012, Mr. Shaw resigned from his position as Vice President, Controller and Principal Accounting Officer.  Effective immediately, Mr. Cauthen accepted his appointment as Interim Controller and Principal Accounting Officer.  On February 17, 2012, the board of directors appointed David Tonnel as Senior Vice President, Finance and Controller and Principal Accounting Officer, effective March 1, 2012.

(d)
Effective December 31, 2013, Mr. Toma resigned from his position as Executive Vice President and Chief of Staff.  With Mr. Toma’s departure, the position of Chief of Staff was eliminated and responsibilities redistributed.

(e)
Effective December 3, 2013, Mr. Katz, Mr. Toma and Mr. Tonnel were no longer designated as members of the executive management team.  Total compensation for Mr. Katz, Mr. Toma and Mr. Tonnel for the year ended December 31, 2013, for practical purposes, includes amounts for the full year.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

The total salary and other non-share-based compensation for the members of our executive management team, before deductions for employee social insurance and pension contributions, was as follows:

	Year ended December 31, 2013
Name	Base salary		Bonus (a)		Additional compensation (b)		Swiss tax on global earnings and benefits		Employer’s pension contributions		Employer’s social security payments (c)		Total salary and other non share-based compensation
Steven L. Newman	chf	1,108,250	chf	1,285,841	chf	2,204,900	chf	127,928	chf	14,229	chf	110,574	chf	4,851,722
Esa Ikäheimonen		680,283		506,777		608,955		211,842		143,089		138,306		2,289,252
John Stobart		587,450		545,240		725,750		231,040		7,115		55,956		2,152,551
Allen Katz (d)		558,000		446,400		44,897		—		5,720		45,100		1,100,117
David Tonnel (d)		391,375		217,983		216,147		—		14,229		44,557		884,291
Ihab Toma (d)		587,071		482,700		352,864		172,741		103,585		249,404		1,948,365
Total	chf	3,912,429	chf	3,484,941	chf	4,153,513	chf	743,551	chf	287,967	chf	643,897	chf	13,226,298
____________________________________________
(a)	Bonus represents the amount earned in the year ended December 31, 2013, but not paid as of December 31, 2013.

(b)
Additional compensation includes tax reimbursements; relocation pay and moving expenses; housing, automobile, home leave and cost of living allowances; unused vacation payout; dividend equivalents; and other company-reimbursed expenses and benefits provided to expatriate employees.

(c)	Employer’s social security payments include costs of health benefits, such as medical and dental insurance, and unemployment and social security taxes.

(d)
Effective December 3, 2013, Mr. Katz, Mr. Toma and Mr. Tonnel were no longer designated as members of the executive management team.  Total compensation for Mr. Katz, Mr. Toma and Mr. Tonnel for the year ended December 31, 2013, for practical purposes, includes amounts for the full year.

	Year ended December 31, 2012
Name	Base salary		Bonus (a)		Additional compensation (b)		Swiss tax on global earnings and benefits		Employer’s pension contributions		Employer’s social security payments (c)		Total salary and other non share-based compensation
Steven L. Newman	chf	1,070,495	chf	1,444,003	chf	419,413	chf	595,457	chf	14,065	chf	65,742	chf	3,609,175
Esa Ikäheimonen (d)		84,078		306,088		107,908		47,181		19,394		32,258		596,907
Ihab Toma		541,288		461,272		282,780		204,542		95,916		128,016		1,713,814
John Stobart (e)		144,165		437,703		17,657		—		721		18,940		619,186
Allen Katz		68,193		57,056		—		—		—		6,682		131,931
David Tonnel		363,694		227,233		339,586		—		40,690		79,056		1,050,259
Ricardo H. Rosa		201,666		160,011		652,516		59,206		44,163		121,712		1,239,274
Robert S. Shaw (f)		68,371		33,718		371,059		14,289		1,641		29,339		518,417
Nick Deeming (f)		482,203		387,804		1,098,731		326,994		115,683		283,592		2,695,007
Gregory L. Cauthen		587,600		506,686		21,041		26,585		11,815		37,479		1,191,206
Total	chf	3,611,753	chf	4,021,574	chf	3,310,691	chf	1,274,254	chf	344,088	chf	802,816	chf	13,365,176
____________________________________________
(a)	Bonus represents the amount earned in the year ended December 31, 2012, but not paid as of December 31, 2012.

(b)
Additional compensation includes tax reimbursements, relocation pay, housing allowance, car allowance, vacation payoff, cost of living allowance, other company reimbursed expenses and benefits provided to expatriate employees.

(c)	Employer’s social security payments include costs of health benefits, such as medical and dental insurance, and unemployment and social security taxes.

(d)	Bonus for Mr. Ikäheimonen included a sign-on bonus of CHF 233,176, paid in November 2012.

(e)	Bonus for Mr. Stobart included a sign-on bonus of CHF 281,298, paid in October 2012.

(f)	Bonus for Mr. Shaw and Mr. Deeming represents the pro-rated target bonus for days worked through the date of separation in the year ended December 31, 2012.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

We granted to the members of our executive management team share-based compensation awards under our long-term incentive plans, as follows:

	December 31, 2013
	Deferred units			Contingent deferred units			Stock options			Total share-based compensation
Name	Units (a)	Fair value (b)		Units (c)	Fair value (d)		Options (e)	Fair value (f)
Steven L. Newman	46,020	chf	2,537,957	46,020	chf	3,169,236	123,512	chf	1,995,225	chf	7,702,418
Esa Ikäheimonen	15,979		881,226	15,979		1,100,418	42,886		692,785		2,674,429
John Stobart	14,381		793,098	14,381		990,369	38,597		623,500		2,406,967
David Tonnel	7,670		422,993	7,670		528,206	20,585		332,532		1,283,731
Ihab Toma	12,783		704,970	12,783		880,320	34,309		554,231		2,139,521
Total	96,833	chf	5,340,244	96,833	chf	6,668,549	259,889	chf	4,198,273	chf	16,207,066
____________________________________________
(a)	We granted the time-based deferred units to the members of our executive management team on February 14, 2013.

(b)	We estimate the fair value of time-based deferred units using the market price for our shares on the grant date.

(c)
We granted the contingent deferred units to the members of our executive management team on February 14, 2013.  The actual number of deferred units to be granted will be determined in the first sixty days of 2016, contingent upon our total shareholder return relative to our performance peer group.  The performance measurement is evaluated over the three-year performance period ending on December 31, 2015.  The number of contingent deferred units reflects the target number of shares for the award.  Actual shares earned and allocated will be determined based on performance thresholds.

(d)	We estimate the grant date fair value of contingent deferred units using a Monte Carlo simulation model.

(e)
We granted stock options to the members of our executive management team on February 14, 2013.  The stock options vest in one-third increments over a three-year period on the anniversary of the grant date.

(f)	We estimate the fair value of stock options using option pricing models for non-qualified stock option grants.

	December 31, 2012
	Deferred units			Contingent deferred units			Stock options			Total share-based compensation
Name	Units (a)	Fair value (b)		Units (c)	Fair value (d)		Options (e)	Fair value (f)
Steven L. Newman	54,292	chf	2,585,589	54,292	chf	2,979,103	132,244	chf	2,422,958	chf	7,987,650
Esa Ikäheimonen	16,167		681,100	—		—	—		—		681,100
Allen Katz	32,328		1,345,277	—		—	—		—		1,345,277
John Stobart	21,124		915,485	—		—	—		—		915,485
Ihab Toma	15,737		749,455	15,737		863,518	38,331		702,296		2,315,269
David Tonnel	9,442		449,663	9,442		518,100	22,999		421,384		1,389,147
Gregory L. Cauthen	52,612		2,084,513	—		—	—		—		2,084,513
Nick Deeming	15,737		749,455	15,737		863,518	38,331		702,296		2,315,269
Ricardo H. Rosa (g)	—		—	—		—	—		—		—
Robert S. Shaw (h)	—		—	—		—	—		—		—
Total	217,439	chf	9,560,537	95,208	chf	5,224,239	231,905	chf	4,248,934	chf	19,033,710
____________________________________________
(a)
We granted the time-based deferred units to the members of our executive management team on February 17, 2012, except as otherwise noted.  We granted time-based deferred units as sign-on awards to Mr. Ikäheimonen, Mr. Stobart, and Mr. Katz on November 15, 2012, October 1, 2012, and November 17, 2012, respectively.  We granted time-based deferred units to Mr. Cauthen on January 9, 2012 as per his employment agreement and on July 1, 2012 as per the first amendment to his employment agreement.  The number of time-based deferred units is based on the total number of units awarded, although not all deferred units may actually vest.

(b)	We estimate the fair value of time-based deferred units using the market price for our shares on the grant date.

(c)
We granted the contingent deferred units to the members of our executive management team on February 17, 2012.  The actual number of deferred units to be granted will be determined in the first sixty days of 2015, contingent upon our performance for total shareholder return relative to a sub-group of our peer group.  The performance measurement is evaluated over the three-year performance period ending on December 31, 2014.  The number of contingent deferred units reflects the target number of shares for the award.  Actual shares to be distributed will be determined based on performance thresholds.

(d)	We estimate the fair value of contingent deferred units using a Monte Carlo simulation model.

(e)
We granted stock options to the members of our executive management team on February 17, 2012.  The stock options vest in one-third increments over a three-year period on the anniversary of the grant date.

(f)	We estimate the grant date fair value of stock options using option pricing models for non-qualified stock option grants.

(g)	We did not grant Mr. Rosa deferred units prior to his retirement on April 30, 2012.

(h)	We did not grant Mr. Shaw deferred units prior to his termination on January 25, 2012.

Note 9—Credits and Loans Granted to Governing Bodies

During the years ended December 31, 2013 and 2012, we did not grant credits or loans to active or former members of our board of directors, members of our executive management team or to any other related persons.  At December 31, 2013 and 2012, we had no outstanding credits or loans to active or former members of our board of directors, members of our executive management team or to any other related persons.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

Note 10—Guarantees and Commitments

Transocean Inc. debt obligations—Transocean Inc., has issued certain debt securities or entered into other debt instruments, including notes, revolving credit facilities, debentures, surety bonds, letters of credit, and convertible note obligations.  We have guaranteed certain of these debt securities or other debt instruments.  We are not subject to any significant restrictions on their ability to obtain funds from their consolidated subsidiaries by dividends, loans or return of capital distributions.  At December 31, 2013 and 2012, the aggregate carrying amount of debt that we have guaranteed was USD 9.0 billion and USD 9.6 billion, equivalent to approximately CHF 8.0 billion and CHF 8.7 billion, respectively.

Macondo well litigation settlement obligations—On January 3, 2013, certain of our wholly-owned subsidiaries reached agreements with the U.S. Department of Justice (“DOJ”) to resolve certain matters arising from the Macondo well incident.  The agreements included a criminal plea (the “Plea Agreement”), pursuant to which one of our subsidiaries pled guilty to one misdemeanor count of negligently discharging oil in the U.S. Gulf of Mexico, in violation of the U.S. Clean Water Act, and a civil consent decree (the “Consent Decree”), which resolved certain claims by the DOJ, the U.S. Environmental Protection Agency (the “EPA”) and the U.S. Coast Guard against certain of our subsidiaries (the “Transocean Defendants”) and certain incidents of noncompliance that were alleged by the U.S. Bureau of Safety and Environmental Agency.

As part of this resolution, under the terms of the Plea Agreement and the Consent Decree, certain of our subsidiaries agreed to pay USD 1.4 billion, equivalent to approximately CHF 1.3 billion, in fines, recoveries and civil penalties, excluding interest, in scheduled payments over a five-year period through 2017.  We have guaranteed the scheduled payments and other obligations required of the Transocean Defendants under the Plea Agreement and the Consent Decree.  In connection with our guarantee, the Transocean Defendants pay to us a guarantee fee.  The guarantee fee is paid annually, beginning on January 1, 2014 through 2018, and is equivalent to 1.76 percent of the weighted average daily outstanding balance due by the Transocean Defendants over the prior year.  In the year ended December 31, 2013, we recognized guarantee fee income of CHF 16 million, recorded in income from affiliates.

On February 25, 2013, certain of our subsidiaries (the “Respondents”) and the EPA entered into an administrative agreement (the “EPA Agreement”).  The EPA Agreement resolves all matters relating to suspension, debarment and statutory disqualification arising from the matters contemplated by the Plea Agreement.  Subject to compliance with the terms of the EPA Agreement, the EPA agreed that it will not suspend, debar or statutorily disqualify the Respondents and will lift any existing suspension, debarment or statutory disqualification.  We have guaranteed the obligations required of the Respondents under the EPA Agreement.

Norway tax investigations and trial contingent obligations—Certain of our wholly-owned subsidiaries are involved in ongoing investigations by Norwegian civil tax and criminal authorities relating to various transactions undertaken in 2001 and 2002 as well as the actions of certain employees of our former external tax advisors on these transactions.  The authorities issued tax assessments related to certain restructuring transactions, migration of a subsidiary that was previously subject to tax in Norway, a 2001 dividend payment, certain currency exchange deductions and dividend withholding tax.  We have guaranteed these tax assessments and related contingent obligations.  At December 31, 2013 and 2012, the aggregate amount of our guarantee with respect to these tax disputes was NOK 699 million, equivalent to approximately CHF 102 million and CHF 108 million, respectively.

Transocean Management Ltd. office lease obligation—Transocean Management Ltd., has entered into a lease obligation for its principal offices in Vernier, Switzerland.  Under an uncommitted line of credit, Transocean Ltd. has issued a surety bond in the full amount of this lease obligation.  At December 31, 2013 and 2012, our guarantee for the Transocean Management Ltd. office lease obligation was CHF 460,000.

Note 11—Contingencies

U.S. Gulf of Mexico Macondo well incident—On April 22, 2010, the Ultra-Deepwater Floater Deepwater Horizon, a rig owned and operated by certain of Transocean Ltd.’s wholly-owned subsidiaries (the “Macondo Subsidiaries”), sank after a blowout of the U.S. Gulf of Mexico Macondo well caused a fire and explosion on the rig.  The Macondo Subsidiaries have been named in lawsuits related to the Macondo well incident.  Although the potential impact is uncertain, Transocean Ltd. and the Macondo Subsidiaries have excess liability insurance coverage as well as contractual indemnities from the operator of the well.

Federal securities claims—A federal securities proposed class action is currently pending in the U.S. District Court, Southern District of New York, naming Transocean Ltd., former chief executive officer of Transocean Ltd. and one of Transocean Ltd.’s acquired companies as defendants.  In the action, a former shareholder of the acquired company alleges that the joint proxy statement related to Transocean Ltd.’s shareholder meeting in connection with its merger with the acquired company violated Section 14(a) of the Exchange Act, Rule 14a-9 promulgated thereunder and Section 20(a) of the Exchange Act.  The plaintiff claims that the acquired company’s shareholders received inadequate consideration for their shares as a result of the alleged violations and seeks compensatory and rescissory damages and attorneys’ fees on behalf of itself and the proposed class members.  In addition, Transocean Ltd. and certain of its subsidiaries are obligated to pay the defense fees and costs for the individual defendants, which may be covered by its directors’ and officers’ liability insurance, subject to a deductible.  On October 4, 2012, the court denied our motion to dismiss the action.  On June 27, 2013, the Second Circuit Court of Appeals ruled in the unrelated action on an issue that could be relevant to the disposition of this case in a manner that Transocean Ltd. believes supports its position that the plaintiff’s existing claims alleged in the action are time-barred.  On August 30, 2013, the Macondo Subsidiaries filed a motion to dismiss on the ground that the claims are time-barred, citing the Second Circuit Court of Appeals’ ruling.  Plaintiffs filed an opposition to our motion to dismiss on September 20, 2013 and the Macondo Subsidiaries filed a reply to that opposition on September 24, 2013.  Oral argument has not been scheduled, and the motion remains under submission.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

Shareholder derivative claims—In June 2010, our shareholders filed two shareholder derivative suits in state district court in Texas naming Transocean Ltd., the Macondo Subsidiaries and certain of Transocean Ltd.’s current and former officers and directors as nominal defendants.  These cases allege breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement and waste of corporate assets in connection with the Macondo well incident.  The plaintiffs are generally seeking to recover, on behalf of Transocean Ltd., damages to the corporation and disgorgement of all profits, benefits, and other compensation from the individual defendants.  Any recovery of the damages or disgorgement by the plaintiffs in these actions would be paid to Transocean Ltd.  If the plaintiffs prevail, Transocean Ltd. could be required to pay plaintiffs’ attorneys’ fees.  In addition, Transocean Ltd. and the Macondo Subsidiaries are obligated to pay the defense fees and costs for the individual defendants, which may be covered by each company’s directors’ and officers’ liability insurance, subject to a deductible.  The two actions have been consolidated before a single judge.  Transocean Ltd. and the Macondo Subsidiaries have filed a motion to dismiss the complaint on the grounds that they must be maintained in the courts of Switzerland and that the plaintiffs lack standing to assert the claims alleged.

In January 2013, one of the plaintiffs re-filed a previously dismissed complaint seeking to recover damages from Transocean Ltd. and the Macondo Subsidiaries, and disgorgement of all profits, benefits, and other compensation from the individual defendants.  Certain defendants filed a motion to dismiss the re-filed complaint in March 2013 on the ground that the action must be maintained in the courts of Switzerland.  On July 30, 2013, the court granted the motion to dismiss.  On August 29, 2013, the state district court of Texas dismissed the action in its entirety as to all defendants.  Plaintiffs filed an appeal in the First Court of Appeals in Texas on September 6, 2013 and filed a brief in support of their appeal on November 27, 2013.

Wrongful death and personal injury claims—As of December 31, 2013, Transocean Ltd. and the Macondo Subsidiaries continue to be named, along with other unaffiliated defendants, in nine complaints that were pending in state and federal courts in Louisiana and Texas involving multiple plaintiffs that allege wrongful death and other personal injuries arising out of the Macondo well incident.  Per the order of the Multi-District Litigation Panel, these claims have been centralized for discovery purposes in the U.S. District Court, Eastern District of Louisiana.  The complaints generally allege negligence and seek awards of unspecified economic damages and punitive damages.  BP, MI-SWACO, Weatherford Ltd. and Cameron and certain of their affiliates, have, based on contractual arrangements, also made indemnity demands upon us with respect to personal injury and wrongful death claims asserted by our employees or representatives of our employees against these entities.

Swiss value added tax—We are one of a group of Swiss entities, which are jointly and severally liable for the whole Swiss value added tax amount due to the Swiss tax authorities by this group.

Note 12—Related Party Transactions

Transocean Inc.—Transocean Inc. holds our shares to satisfy, on our behalf, our obligation to deliver shares in connection with awards granted under our incentive plans, warrants or other right to acquire our shares.  At December 31, 2013 and 2012, Transocean Inc. held 10.2 million and 11.5 million of our shares, respectively for this purpose.

We and Transocean Inc., as the borrower and lender, respectively, entered into a credit agreement dated June 1, 2011, establishing a USD 2.0 billion revolving credit facility.  As of December 31, 2013, the variable interest rate on the outstanding borrowings was 1.75 percent.  At December 31, 2013 and 2012, we had borrowings of USD 1.2 billion and USD 594 million, equivalent to approximately CHF 1.1 billion and CHF 543 million, respectively, outstanding under the revolving credit facility.

Transocean Services AS—On September 14, 2012, we distributed approximately CHF 155 million to Transocean Services AS in exchange for 20,000 Transocean Services AS shares, with a stated value of NOK 100 per share.  At December 31, 2013 and 2012, our ownership interest in Transocean Services AS was 99.23 percent.

Other subsidiaries—Our subsidiaries perform on our behalf certain general and administrative services, including executive administration, procurement and payables, treasury and cash management, personnel and payroll, accounting and other administrative functions.  For the years ended December 31, 2013 and 2012, we recognized such general and administrative costs of CHF 18 million and CHF 19 million, respectively, recorded in general and administrative expense, including personnel costs of CHF 8 million and CHF 12 million, respectively.

Note 13—Risk Assessment

Transocean Ltd., as the ultimate parent company of Transocean Inc., Transocean Management Ltd., and Transocean Services AS, is fully integrated into the Group-wide internal risk assessment process.  As part of its Group-wide internal risk assessment process, management regularly reports identified risks and reactions to such risks in its report to the board of directors of Transocean Ltd.  The operating divisions of the Group and by specific corporate functions, including treasury, legal, internal audit, engineering and operations perform the procedures and actions necessary to identify risks and, where appropriate, mitigate such risks.  Each operating division and corporate function is responsible for supporting and monitoring the Group-wide processes and procedures to ensure their effective execution.

TRANSOCEAN LTD.

PROPOSED APPROPRIATION OF AVAILABLE EARNINGS

Proposed Appropriation of Available Retained Earnings

The board of directors proposes that shareholders at the annual general meeting in 2014 approve the following appropriation (in thousands):

	December 31,
	2013	2012
Balance brought forward from previous years	90,284	161,491
Net profit (loss) of the year	(29,675)	(71,207)
Total retained earnings	60,609	90,284
Balance to be carried forward on this account	60,609	90,284

Proposed Distribution of a Dividend out of General Legal Reserves From Capital Contribution

The Board of Directors recommends to, and proposes for approval by, the shareholders that CHF 2,046,920,128 of general legal reserves from capital contribution be released and allocated to “dividend reserve from capital contribution” (the “Dividend Reserve”).

Proposed Release of General Legal Reserves From Capital Contribution to Dividend Reserve (in thousands)

CHF
General legal reserves from capital contribution, as of December 31, 2013	9,552,457
Less release to dividend reserve from capital contribution	(2,046,920)
Remaining general legal reserves from capital contribution	7,505,537

The Board of Directors submits and recommends for approval the shareholder resolution set forth below for approval by the Company's shareholders.

Shareholder Resolution

It is hereby resolved as follows:

(1) A dividend in the amount of USD 3 per share of the Company (the “Per Share USD Dividend Amount,” and the aggregate Per Share USD Dividend Amount, calculated on the basis of the total number of shares outstanding as of the 2014 Annual General Meeting, excluding any shares held by the Company or any of its direct or indirect subsidiaries, the “Aggregate USD Dividend Amount”) shall be distributed out of the dividend reserve from capital contribution (expressed in CHF and amounting to CHF 2,046,920,128 pursuant to the proposal of the Board of Directors (the “Dividend Reserve”); the dividend shall be payable in four equal installments of USD 0.75 per share of the Company outstanding (excluding any shares held by the Company or any of its direct or indirect subsidiaries) on the record date for the applicable installment (each such installment hereinafter a “Per Share Quarterly USD Dividend Amount;” each date on which a Per Share Quarterly USD Dividend Amount is paid hereinafter an “Installment Date;” and the aggregate Per Share Quarterly USD Dividend Amount payable on an Installment Date, calculated on the basis of the total number of shares outstanding as of the record date for the relevant Per Share Quarterly USD Dividend Amount, the “Aggregate Quarterly USD Dividend Amount”);

provided, however, that:

(a) if, on the date of the 2014 Annual General Meeting, the Aggregate USD Dividend Amount exceeds, when converted into CHF at a USD/CHF exchange rate prevailing on or about the date of the 2014 Annual General Meeting as determined by the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, in its reasonable discretion, the Dividend Reserve (expressed in CHF), the proposed Per Share USD Dividend Amount shall be reduced such that the Aggregate USD Dividend Amount, converted into CHF at a USD/CHF exchange rate prevailing on or about the date of the 2014 Annual General Meeting as determined by the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, in its reasonable discretion, is at a maximum equal to the Dividend Reserve (expressed in CHF); and

provided, further, that:

(b) if any Aggregate Quarterly USD Dividend Amount, when converted into CHF at a USD/CHF exchange rate prevailing on or about the record date for that Aggregate Quarterly USD Dividend Amount as determined by the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, in its reasonable discretion, exceeds the Dividend Reserve amount (expressed in CHF) as of the record date for that Aggregate Quarterly USD Dividend Amount, taking into account the payment of any preceding Aggregate Quarterly USD Dividend Amount (if any) (the Dividend Reserve so calculated hereinafter the “Remaining Dividend Reserve”), the Per Share Quarterly USD Dividend Amount shall be reduced such that the Aggregate Quarterly USD Dividend Amount, converted into CHF at a USD/CHF exchange rate prevailing on or about the record date for such Aggregate Quarterly USD Dividend Amount as determined by the Board of Directors or, upon due authorization by the Board of Directors, Executive Management Team in its reasonable discretion, is at a maximum equal to the Remaining Dividend Reserve; and

provided, further, that:

(c) the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, in its reasonable discretion, shall at any time have the authority to, in its discretion, accelerate or otherwise change the timing of the payment of the Per Share Quarterly USD Dividend Amount or to pay on an Installment Date more than one Per Share Quarterly USD Dividend Amount.

(2) Shareholders may, upon the terms and conditions provided by the Board of Directors in its reasonable discretion, elect, during the election period as determined by the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, to receive any Per Share Quarterly USD Dividend Amount in CHF (subject to the downward adjustments in accordance with the principles set forth above under (1)), at the USD/CHF exchange rate as determined by the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, in its discretion.

(3) It shall be the task of the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team to execute this resolution of the 2014 Annual General Meeting, including, but not limited to, reducing as appropriate the Per Share USD Dividend Amount and/or the Per Share Quarterly USD Dividend Amount, setting the record dates, the ex-dividend dates, the Installment Dates, and determining the duration of the election period to request payment of the Per Share Quarterly USD Dividend Amount in CHF and, for purposes of such election, the applicable USD/CHF exchange rate.  As specified in the Articles of Association, the Board of Directors will determine the date from which shares newly issued out of the authorized share capital of the Company are entitled to dividend payments.  Shares newly issued out of the conditional share capital are entitled to dividend payments if such shares are issued and outstanding on or before the record date for the relevant Per Share Quarterly USD Dividend Amount. For the avoidance of doubt, shareholders who sell their shares prior to the relevant record date lose their dividend entitlement and transfer such entitlement to the purchaser(s) of their shares.

(4) Any Dividend Reserve amount remaining after the payment of the final Aggregate Quarterly USD Dividend Amount shall, by operation of this shareholder resolution, be immediately reallocated to the account "General legal reserves - Reserve from capital contribution," included in the Company's statutory standalone balance sheet, without any requirement that such reallocation be approved by the Board of Directors or the general meeting of shareholders.